UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) May 8, 2023

Vishay Intertechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-7416	38-1686453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

63 Lancaster Avenue Malvern, PA	19355-2143
(Address of Principal Executive Offices)	Zip Code

Registrant's telephone number, including area code 610-644-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, par value $0.10 per share	VSH	New York Stock Exchange

Item 1.01 – Entry into a Material Definitive Agreement

On May 8, 2023, Vishay Intertechnology, Inc. (“Vishay” or the “Company”) entered into an Amendment and Restatement Agreement with a consortium of banks led by JPMorgan Chase Bank, N.A., as administrative agent, and the lenders (the "Amended and Restated Credit Facility"), which provides an aggregate commitment of $750 million of revolving loans available until May 8, 2028.  The Amended and Restated Credit Facility replaces the Company’s credit agreement that was scheduled to mature on June 5, 2024 (the “Existing Credit Facility”).  The maturity date of the Amended and Restated Credit Facility will accelerate if within ninety-one days prior to the maturity of the Company’s Convertible Senior Notes, due 2025, the outstanding principal amount of such notes exceeds a defined liquidity measure as set forth in the Amended and Restated Credit Facility.

Similar to the Existing Credit Facility, the Amended and Restated Credit Facility also provides for the ability of Vishay to request up to $300 million of incremental facilities, subject to the satisfaction of certain conditions, which could take the form of additional revolving commitments, incremental “term loan A” or “term loan B” facilities, or incremental equivalent debt.

U.S. Dollar borrowings under the Amended and Restated Credit Facility bear interest at the Secured Overnight Financing Rate (“SOFR”) plus an interest margin.  The Amended and Restated Credit Facility also allows for borrowings in euro, British sterling, and Japanese yen, subject to a $250 million limit.  Borrowings in foreign currency bear interest at a local reference rate plus an interest margin.  The applicable interest margin is based on Vishay's total leverage ratio.  Based on Vishay's current total leverage ratio, borrowings bear interest at SOFR plus 1.60%, including the applicable credit spread.  Vishay also pays a total commitment fee, also based on its total leverage ratio, on undrawn amounts.  The undrawn commitment fee, based on Vishay's current total leverage ratio, is 0.25% per annum.

Similar to the Existing Credit Facility, the Amended and Restated Credit Facility requires the maintenance of financial covenant ratios.  For compliance purposes, pursuant to the Amended and Restated Credit Facility, the leverage ratio is computed on a net basis, reducing the measure of outstanding debt by up to $250 million of unrestricted cash.  The Company must maintain a net leverage ratio of at least 3.25 to 1.00.  Permitted investments and restricted payments are also subject to a pro forma net leverage ratio (2.75 to 1.00 and 2.50 to 1.00, respectively).

Similar to the Existing Credit Facility, the Amended and Restated Credit Facility continues to allow an unlimited amount of defined “Investments,” which include certain intercompany transactions and acquisitions, provided the Company's pro forma net leverage ratio is equal to or less than 2.75 to 1.00.  If the Company's pro forma net leverage ratio is greater than 2.75 to 1.00, such Investments are subject to certain limitations.

Similar to the Existing Credit Facility, the Amended and Restated Credit Facility continues to also allow an unlimited amount of defined "Restricted Payments," which include cash dividends and share repurchases, provided the Company's pro forma net leverage ratio is equal to or less than 2.50 to 1.00.  If the Company's pro forma net leverage ratio is greater than 2.50 to 1.00, the Amended and Restated Credit Facility allows such payments up to $100 million per annum (subject to a cap of $300 million for the term of the facility, with up to $25 million of any unused amount of the $100 million per annum base available for use in the next succeeding calendar year).

Similar to the Existing Credit Facility, the borrowings under the Amended and Restated Credit Facility continue to be secured by a lien on substantially all assets, including  accounts receivable, inventory, machinery and equipment, and general intangibles (but excluding real estate, intellectual property registered or licensed solely for use in, or arising solely under the laws of, any country other than the United States, assets located solely outside of the United States and deposit and securities accounts), of Vishay and certain significant subsidiaries located in the United States, and pledges of stock in certain subsidiaries; and are guaranteed by certain significant subsidiaries.

Similar to the Existing Credit Facility, the Amended and Restated Credit Facility continues to limit or restrict the Company and its subsidiaries, from, among other things, incurring indebtedness, incurring liens on its respective assets, making investments and acquisitions (assuming the Company’s pro forma net leverage ratio is greater than 2.75 to 1.00), making asset sales, and paying cash dividends and making other restricted payments (assuming the Company's pro forma net leverage ratio is greater than 2.50 to 1.00), and requires the Company to comply with other covenants, including the maintenance of specific financial ratios.

Similar to the Existing Credit Facility, the Amended and Restated Credit Facility also contains customary events of default, including, but not limited to, failure to pay principal or interest, failure to pay or default under other material debt, material misrepresentation or breach of warranty, violation of certain covenants, a change of control, the commencement of bankruptcy proceedings, the insolvency of Vishay or certain of its significant subsidiaries, and the rendering of a judgment in excess of $50 million against Vishay or its subsidiaries.  Upon the occurrence of an event of default under the Amended and Restated Credit Facility, Vishay’s obligations under the credit facility may be accelerated and the lending commitments under the credit facility may be terminated.

The description of the Amended and Restated Credit Facility set forth in this Item 1.01 is qualified in its entirety by reference to the text of the Amended and Restated Credit Facility, which is filed as Exhibit 10.1 to this report and incorporated by reference herein.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 8, 2023, Vishay entered into the Amended and Restated Credit Facility more specifically described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated by reference into this Item 2.03.

Item 8.01 – Other Events

On May 8, 2023 Vishay issued a press release regarding the matter described in Item 1.01 above.

A copy of the press release is attached hereto as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Amendment and Restatement Agreement, dated as of May 8, 2023 among Vishay Intertechnology, Inc. and JPMorgan Chase Bank, N.A., as administrative agent, and the lenders and other parties thereto.
99.1	Press Release dated May 8, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2023

VISHAY INTERTECHNOLOGY, INC.

By:	/s/ Lori Lipcaman

Name:	Lori Lipcaman
Title:	Executive Vice President and
Chief Financial Officer